Sales Contract
Supplier：Shenzhen Naiji Electrical Equipment Co., Ltd.				Contract No.
Buyer：				Sign date： / /
A. name, trade mark, specification, factory, quantity, amount, delivery date and quantity (RMB Yuan)
name	Specification	quantity	unit price	amount	delivery date

B、Quality requirement and technic standard, supplier's responsbility and term: "San-bao" Guarantee for one year.
C、Destination and ship via： by auto, to appointed destination (inside Xi'an City).
D、Transportation and charges: freight charges to supplier's cost.
E、Acceptable shortage and the way of counting：
F、Packing and the charges：Packed with wooden cases, not recyclable.
G、Check and accept standard、means and time for claim：According to National Standard and buyer's blueprint. The claim should be placed for noncompliance within 7 days after arrival in Xi'an.
H、Other components and tools supplied: Manual, operating handle, key to the door lock, one copy of secondary blueprint.
I、Payment: 30% prepayment, the rest should be paid within 3 months after signing of this contract.
J、If the sponsion is needed, issue another contract as the attachment of this copy.
K、Claims：according to the Law of the PRC.，the guility party shall take all responsibilities.
L、sollutions for dispute arising：the bellowing are the sollustions for the parties' choice:

(a) All disputes arising between the parties under fulfillment of the present contract,shall be settled by negotiation between the parties, if can not be settled, present to Economy Arbitrament Committee.

(b)All disputes arising between the parties under fulfillment of the present contract,shall be settled by negotiation between the parties, if can not be settled, shall be impleaded to People's Court according to Law of the PRC.

M、Other terms：

Supplier:			Buyer
Name：Shenzhen Naiji Electrical Equipmet Co., Ltd. (Stamp)			Name： (Stamp)
Add:			Add:
Legal representative：			Legal representative：
Deputy:			Deputy：
Bank:
Account No.：			Account No.:
Tax No.：			Tax No.：
Tel：
Fax：			Fax：